EXHIBIT 99.1

                 WEB.COM REPORTS THIRD QUARTER FINANCIAL RESULTS

                   ANNOUNCES RECORD ORGANIC SUBSCRIBER GROWTH

ATLANTA, GA, NOVEMBER 7, 2006 -- Web.com, Inc. (NASDAQ: WWWW), the leading destination for websites and web services, today reported results for its third quarter ended September 30, 2006.

SUMMARY OF THIRD QUARTER 2006 RESULTS:

         o Total revenues for the quarter were $12.3 million, up from $12.1 million in the second quarter of 2006.

         o Net income for the quarter was negative $0.6 million, or $(0.04) per share, versus a negative $5.7 million, or $(0.35) per share, in the quarter ended June 2006. Third quarter net income included a tax gain of approximately $500,000.

         o Adjusted net income from continuing operations (1) was $0.1 million, up from negative $3.6 million in the second quarter of 2006.

         o Net subscribers totaled approximately 152,000 for the quarter, up over 4,000 from approximately 148,000 in the second quarter of 2006.

"Web.com accomplished another quarter of organic subscriber growth and continued to focus on our core web services business, new revenue streams and the path towards profitability," stated Jeff Stibel, President and CEO, Web.com. "This quarter's strong growth helped contribute to the company's 11% subscriber growth rate year to date. Looking ahead, we expect revenue and organic subscriber growth to continue in the fourth quarter."

"The company's improved financials quarter over quarter demonstrate its resiliency and ability to focus on the bottom line," stated Gonzalo Troncoso, Executive Vice President and Chief Financial Officer. "Our core business continues to evolve into a diversified web services model which our customers are finding to be a valuable resource as they build, market and grow their online presence."

ABOUT WEB.COM
Web.com, Inc. (NASDAQ: WWWW) is the leading destination for the simplest, yet most powerful solutions for websites and web services. Web.com offers do-it-yourself and professional website design, website hosting, ecommerce, web marketing and email. Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build a web presence. More than 4 million websites have been built using Web.com's proprietary tools, services and patented technology. For more information on the company, please visit www.web.com or call at 1-800-WEB-HOST.

Web.com will host a conference call today to discuss its quarterly results at 9:30AM ET (6:30AM PT). A live webcast of the call can be accessed on the investors section of the company's website at www.web.com/ir. A replay of the call will be available on the site for seven days.

(1) Adjusted net income from continuing operations is a non-GAAP financial measure and is defined as net income from continuing operations excluding interest income or expense, provision for income taxes, depreciation, amortization of intangibles, and stock-based compensation.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Attached to this earnings release is a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measures.

Web.com, Inc. uses the non-GAAP measure adjusted net income (loss) from continuing operations to supplement the Consolidated Financial Statements presented in accordance with GAAP. This non-GAAP financial measure is used in addition to and in conjunction with the financial results presented in accordance with GAAP, and the presentation of this non-GAAP financial information should not be considered in isolation, or as a substitute for the GAAP conforming measures.

Management uses Net income (loss) from continuing operations for financial and operational decision making, to evaluate management performance for compensation purposes, and as a means to provide comparable period-to-period operating results. This information is generally requested by investors and analysts.
Web.com, Inc. believes that providing this non-GAAP measure provides greater transparency to investors to view the business through the eyes of management. We define adjusted net income (loss) from continuing operations as net income
(loss) from continuing operations excluding (i) provision for income taxes, (ii) interest income or expense, (iii) depreciation, (iv) amortization of intangibles, and (v) stock based compensation. Management uses this non-GAAP financial measure as a primary measure in monitoring and evaluating the Company's ongoing operating results and trends in its operations. The Company believes that excluding income (loss) from discontinued operations provides a more relevant measure of the Company's present web services business. The Company's income (loss) from discontinued operations relates to the Company's prior business of manufacturing personal computers, which the Company sold in fiscal 2001, and is wholly unrelated to the Company's present web services business. By excluding these discontinued operations, the Company believes management and investors are better able to compare operating results of the Company's existing business over multiple periods. Management believes the exclusion of stock based compensation provides a more consistent comparison against prior year periods, since stock based compensation was not included in net income (loss) for prior fiscal years. Management believes that measuring the performance of the business without regard to discontinued operations and interest, taxes and depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist management and investors in evaluating the Company's ability to generate future earnings. A substantial portion of the Company's non-cash charges relate to historical transactions and capital expenditures that the current management may or may not have influenced. When considered with other performance metrics that alternatively include or exclude these charges, the Company believes the investor, like management, has a measure that provides both individual and collective management effectiveness. The Company believes that this non-GAAP measure is beneficial to management and investors for planning, budgeting and financial modeling purposes, as well as for comparison to its historical performance from period to period and to competitors' operating results. We believe both short and long term performance is transparent by providing GAAP and non-GAAP basis measurements to investors and analysts.

The limitations of use of the non-GAAP measure of net income (loss) from continuing operations as compared to net income (loss) in accordance with GAAP include the fact that the measure excludes some recurring costs such as depreciation and amortization and stock-based compensation, which are expected to continue as a significant recurring expense in the Company's business. Net income (loss) from continuing operations also does not take into account costs


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


of doing business that can be substantial, such as income taxes and interest expense. Further, net income (loss) from continuing operations may not be comparable to similarly captioned information reported by other companies. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP measure, by providing reconciliation to the most directly comparable GAAP financial measure and by evaluating net income (loss) from continuing operations together with net income
(loss) and other financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, the ability to continue positive growth trends, increase customers and revenues, sell additional products and services to existing customers, create a well-known brand for the Company's product offerings, successfully access the consumer segment of the web hosting market and enter into strategic alliances with leading companies in the industry. Forward-looking statements are also identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or
negatives  of  these  words.   In  addition,   any  statements   that  refer  to
expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on Web.com's current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time. Such information is subject to change, and the Company will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Factors which could affect these forward-looking statements, and Web.com's business, include but are not limited to: the availability of competing products and services with superior quality, functionality or price, the ability to operate within budgeted expense, the ability of the Company to improve customer satisfaction, reduce churn, and expand its customer base as planned, growing dependence on reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, potential liabilities from the sale of dedicated server assets, possible disruptions for customers due to our data centers being maintained by third parties, higher than expected costs of litigation and the impact of liabilities that could carry over from the Company's discontinued operations. Certain of these and other risks associated with Web.com's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports and Transition Report on Form 10-Q and its Current Reports on Form 8-K, and its most recent proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

                                       ##

Peter Delgrosso
Web.com
404-260-2500
investor@corp.web.com


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


WEB.COM, INC.
CONSOLIDATED  STATEMENTS OF OPERATIONS
(In thousands,  except per share amounts)
(Unaudited)

                                                                            FOR THE THREE           FOR THE NINE
                                                                            MONTHS ENDED            MONTHS ENDED
                                                                       ---------------------    --------------------
                                                                        SEPT. 30,   AUG. 31,    SEPT. 30,   AUG. 31,
                                                                          2006        2005        2006        2005
                                                                        --------    --------    --------    --------
Revenues ............................................................   $ 12,348    $ 20,618    $ 36,663    $ 65,547

Operating costs and expenses:
   Network operating costs, exclusive of depreciation shown below*(1)      2,174       5,642       6,827      17,218
   Sales and marketing, exclusive of depreciation shown below* ......      3,600       4,469      10,085      14,537
   Technical support, exclusive of depreciation shown below* ........      1,701       2,612       5,184       9,271
   General and administrative, exclusive of depreciation shown below*      4,457       7,980      19,064      23,358
   Bad debt expense .................................................        314         321         833       1,321
   Depreciation and amortization (1) ................................      1,014       4,370       4,373      15,362
   Restructuring costs ..............................................       --           950          66       2,616
   Impairment of investment in and advances to WebSource Media ......       --          --         3,488        --
   Gain on sale of accounts .........................................        205         705         205      (1,210)
   Other expense (income), net ......................................         (2)         (4)         (5)        (28)
                                                                        --------    --------    --------    --------
   Total operating costs and expenses ...............................     13,463      27,045      50,120      82,445
                                                                        --------    --------    --------    --------
Operating loss ......................................................     (1,115)     (6,427)    (13,457)    (16,898)
Interest income (expense), net ......................................        227         181         736         395
                                                                        --------    --------    --------    --------
Loss from continuing operations before income taxes .................       (888)     (6,246)    (12,721)    (16,503)
Income tax benefit ..................................................        411         850       1,274         850
                                                                        --------    --------    --------    --------
Loss from continuing operations .....................................       (477)     (5,396)    (11,447)    (15,653)
Loss from discontinued operations, net of tax .......................       (117)       (778)       (362)     (1,040)
                                                                        --------    --------    --------    --------
Net loss ............................................................   $   (594)   $ (6,174)   $(11,809)   $(16,693)
                                                                        ========    ========    ========    ========

Net loss per share, basic and diluted:
   Continuing operations ............................................   $  (0.03)   $  (0.34)   $  (0.69)   $  (0.98)
   Discontinued operations ..........................................      (0.01)      (0.05)      (0.02)      (0.06)
                                                                        --------    --------    --------    --------
                                                                        $  (0.04)   $  (0.39)   $  (0.71)   $  (1.04)
                                                                        ========    ========    ========    ========

Number of shares used in per share calculation:
   Basic and diluted ................................................     16,570      16,103      16,493      16,024

(*) Includes stock-based compensation as follows:
   Network operating costs ..........................................   $      7    $   --      $     19    $   --
   Sales and marketing ..............................................         64        --           118        --
   Technical support ................................................          9        --            26        --
   General and administrative .......................................        113        --         5,526         162
                                                                        --------    --------    --------    --------
   Total stock-based compensation ...................................   $    193    $   --      $  5,689    $    162
                                                                        ========    ========    ========    ========

(1) Amortization of intangible assets
                                                                        --------    --------    --------    --------
   Network operating costs ..........................................   $    126    $    126    $    379    $    379
                                                                        ========    ========    ========    ========


The accompanying notes are an integral part of these consolidated financial statements.


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


WEB.COM, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                                                 As of
                                                                        ----------------------
                                                                        Sept. 30,     Dec. 31,
                                                                          2006          2005
                                                                        ---------    ---------
Assets
   Current assets
      Cash and cash equivalents .....................................   $  16,294    $  17,370
      Trade receivables, net of allowance for doubtful accounts .....       1,526        1,812
      Other receivables .............................................         615        1,180
      Other current assets ..........................................       1,473        2,026
      Restricted investments ........................................         164          276
                                                                        ---------    ---------
   Total current assets .............................................      20,072       22,664

      Restricted investments ........................................       7,914        9,015
      Securities, held-to-maturity ..................................        --             53
      Property, plant and equipment, net ............................       4,301        6,303
      Goodwill ......................................................         986          921
      Intangibles, net ..............................................       5,566        6,568
      Other assets ..................................................       3,149        5,600
                                                                        ---------    ---------
Total assets ........................................................   $  41,988    $  51,124
                                                                        =========    =========

Liabilities and shareholders' equity
   Current liabilities
      Accounts payable ..............................................   $   1,847    $     934
      Accrued expenses ..............................................       5,836        6,232
      Accrued restructuring charges .................................       2,584        4,416
      Current portion of long-term debt and capital lease obligations       1,737        1,693
      Deferred revenue ..............................................       4,665        4,637
                                                                        ---------    ---------
   Total current liabilities ........................................      16,669       17,912

      Long-term debt and capital lease obligations ..................       2,443        3,850
      Deferred revenue, long-term ...................................         226          206
      Other liabilities .............................................         149          934
                                                                        ---------    ---------
Total liabilities ...................................................      19,487       22,902
                                                                        ---------    ---------

Shareholders' equity
      Common stock, $.01 par value, authorized 26 and 21 million shares, issued and outstanding 16.7 and 16.6 million shares,
        respectively ................................................         167          166
      Additional capital ............................................     331,580      325,493
      Warrants ......................................................       2,128        2,128
      Note receivable from shareholder ..............................        (735)        (735)
      Accumulated deficit ...........................................    (310,639)    (298,830)
                                                                        ---------    ---------
Total shareholders' equity ..........................................      22,501       28,222

                                                                        ---------    ---------
Total liabilities and shareholders' equity ..........................   $  41,988    $  51,124
                                                                        =========    =========


The accompanying notes are an integral part of these consolidated financial statements.


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


WEB.COM, INC.
ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(In thousands)
(Unaudited)

                                                  FOR THE THREE           FOR THE NINE
                                                   MONTHS ENDED           MONTHS ENDED
                                              --------------------    --------------------
                                              Sept. 30,   Aug. 31,    SEPT. 30,   AUG. 31,
                                                2006        2005        2006        2005
                                              --------    --------    --------    --------
Net loss ..................................   $   (594)   $ (6,174)   $(11,809)   $(16,693)

   Depreciation and amortization ..........      1,014       4,370       4,373      15,362
   Amortization of stock-based compensation        193        --         5,689         162
   Interest expense (income) ..............       (227)       (181)       (736)       (395)
   Income tax benefit .....................       (411)       (850)     (1,274)       (850)
   Discontinued operations ................        117         778         362       1,040

                                              --------    --------    --------    --------
Adjusted Net Income (Loss) from continuing
   operations                                 $     91    $ (2,057)   $ (3,395)   $ (1,374)
                                              ========    ========    ========    ========


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


WEB.COM
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                                                                                 FOR THE NINE
                                                                                 MONTHS ENDED
                                                                           ------------------------
                                                                            SEPT. 30,     AUG. 31,
                                                                              2006          2005
                                                                           ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ...............................................................   $  (11,809)   $  (16,693)
Adjustments to reconcile net loss to net cash used in
operating activities from continuing operations:
   Loss from discontinued operations ...................................          362         1,039
   Depreciation and amortization .......................................        4,373        15,363
   Bad debt expense ....................................................          833         1,321
   Gain on sale of assets ..............................................           (5)          (28)
   Loss (Gain) on sale of accounts .....................................          205        (1,210)
   Impairment of investment in and advances to WebSource Media .........        3,488          --
   Stock-based compensation ............................................        5,689           162
   Changes in operating assets and liabilities
   net of effect of acquisition:
        Receivables ....................................................           18          (347)
        Other current assets ...........................................          553           (30)
        Accounts payable, accrued expenses and deferred revenue ........       (1,877)       (1,414)
                                                                           ----------    ----------
Cash provided by (used in) operating activities of continuing operations        1,830        (1,837)
                                                                           ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Expenditures for property, plant, and equipment .....................       (1,364)       (8,565)
   Payment for purchase of WebSource Media .............................       (3,261)         --
   Release of funds from escrow account ................................        2,247          --
   Net proceeds from sale of accounts ..................................         --           2,517
   Payment of fees on sale of dedicated accounts .......................         --            (338)
   Purchase of held-to-maturity investment securities ..................         --             (50)
   Proceeds from sale of held-to-maturity investment securities ........           53          --
   Purchases of auction rate securities ................................         --          (6,000)
   Proceeds from auction rate securities ...............................         --          19,025
   Net change in restricted investments ................................        1,213           819
   Other ...............................................................          (65)         --
                                                                           ----------    ----------
Cash (used in) provided by investing activities of continuing operations       (1,177)        7,408
                                                                           ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments of debt and capital lease obligations ....................       (1,363)       (1,435)
   Proceeds from exercises of stock options ............................          400           609
                                                                           ----------    ----------
Cash used in financing activities of continuing operations .............         (963)         (826)
                                                                           ----------    ----------

Net cash (used in) provided by continuing operations ...................         (310)        4,745
                                                                           ----------    ----------
Net cash used in discontinued operations
   Operating cash flows ................................................         (766)         (986)
   Investing cash flows ................................................         --            --
   Financing cash flows ................................................         --            --
                                                                           ----------    ----------
Total cash flows used in discontinued operations .......................         (766)         (986)
                                                                           ----------    ----------

Net increase (decrease) in cash and cash equivalents ...................       (1,076)        3,759
Cash and cash equivalents at beginning of period .......................       17,370        13,132
                                                                           ----------    ----------
Cash and cash equivalents at end of period .............................   $   16,294    $   16,891
                                                                           ==========    ==========


The accompanying notes are an integral part of these consolidated financial statements.


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